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                                 EXHIBIT 11

                            BULL RUN CORPORATION

                  COMPUTATION OF EARNINGS (LOSS) PER SHARE

              (Dollars in thousands, except amounts per share)


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                                                                        Three Months Ended                Six Months Ended
                                                                             June 30                          June 30
                                                                        1995            1994             1995             1994
Primary:
     Net income (loss)  . . . . . . . . . . . . . . . . . .           $    376       $    (73)         $    644         $ (114)

Primary shares:
     Weighted average number of shares
     outstanding  . . . . . . . . . . . . . . . . . . . . .             22,125         12,505            22,131          12,505

     Assuming exercise of operations                                     1,058                            1,000

     Weighted average number of shares
     outstanding, as adjusted . . . . . . . . . . . . . . .             23,183          12,505           23,131          12,505

Primary earnings per share:
     Net income (loss)  . . . . . . . . . . . . . . . . . .         $      .02       $   (.01)        $     .03   $       (.01)

Assuming full dilution:
     Net income (loss)  . . . . . . . . . . . . . . . . . .          $     376        $   (73)         $    644        $  (114)

Fully diluted shares:
     Weighted average number of shares
     outstanding                                                        22,125         12,505            22,131         12,505

     Assuming exercise of options . . . . . . . . . . . . .              1,218                            1,218

     Weighted average number of shares
     outstanding, as adjusted                                           23,343         12,505            23,349         12,505

Fully diluted earnings per share:
     Net income (loss)  . . . . . . . . . . . . . . . . . .         $      .02       $   (.01)        $     .03      $    (.01)




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